                                  Exhibit 11


Net Income Per Common Share
---------------------------
for the three months ended September 30, 1997 and 1996


                                                      September 30, 1997        September 30, 1996
                                                      ------------------        ------------------
                                                          (unaudited)               (unaudited)

Net Income Per Common Share Primary:
-----------------------------------

Net income                                                 $ (285,175)               $  209,627
  Less preferred dividends                                     25,500                    20,411
                                                           ----------                ----------
Net income available to common stockholders                $ (310,675)               $  189,216
                                                           ==========                ==========

Average shares outstanding                                  6,051,065                 5,732,815
Common stock equivalents (less convertible preferred
  in 1996, includes convertible in 1997)                    1,397,225                 1,454,900
                                                           ----------                ----------
Adjusted average shares outstanding                         7,448,290                 7,187,715

Primary earnings per common share                          $    (0.04)               $     0.03
                                                           ==========                ==========

Net Income Per Common Share Fully Diluted:
-----------------------------------------

Net Income                                                 $ (285,175)               $  209,627
                                                           ----------                ----------

Average shares outstanding                                  6,051,065                 5,732,815
Common Stock equivalents (including
  convertible preferred)                                    1,397,225                 1,831,608
                                                           ----------                ----------
Average Shares outstanding assuming full dilution           7,448,290                 7,564,423

Fully diluted earnings per share                           $    (0.04)               $     0.03
                                                           ==========                ==========

                                  Exhibit 11


Net Income Per Common Share
---------------------------
for the nine months ended September 30, 1997 and 1996


                                                      September 30, 1997          September 30, 1996
                                                      ------------------          ------------------
                                                          (unaudited)                 (unaudited)
Net Income Per Common Share Primary:
-------------------------------------

Net income                                                 $1,438,902                  $1,810,240
  Less preferred dividends                                     76,500                      98,063
                                                           ----------                  ----------
Net income available to common stockholders                $1,362,402                  $1,712,177
                                                           ==========                  ==========

Average shares outstanding                                  6,048,882                   5,455,160
Common stock equivalents less convertible preferred         1,224,269                   1,454,900
                                                           ----------                  ----------
Adjusted average shares outstanding                         7,273,151                   6,910,060

Primary earnings per common share                          $     0.19                  $     0.25
                                                           ==========                  ==========

Net Income Per Common Share Fully Diluted:
-----------------------------------------

Net Income                                                 $1,438,902                  $1,810,240
                                                           ----------                  ----------

Average shares outstanding                                  6,048,882                   5,455,160
Common Stock equivalents including
  convertible preferred                                     1,397,225                   1,831,609
                                                           ----------                  ----------
Average Shares outstanding assuming full dilution           7,446,107                   7,286,769

Fully diluted earnings per share                           $     0.19                  $     0.25
                                                           ==========                  ==========


                                      29